As filed with the Securities and Exchange Commission on December 30, 2008
Registration No. 333-127931

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORIGEN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0145649 (I.R.S. Employer Identification No.)
27777 Franklin Road, Suite 1700
Southfield, Michigan 48034
(248) 746-7000
(Address, including ZIP code, and telephone number,
including area code, of registrant’s principal executive offices)
Ronald A. Klein, Chief Executive Officer
Origen Financial, Inc.
27777 Franklin Road, Suite 1700
Southfield, Michigan 48034
(248) 746-7000
(Name, address, including ZIP code, and telephone number,
including area code, of agent for service)
with copies to:
Matthew Murphy, Esq.
Kristin Horton, Esq.
Jaffe, Raitt, Heuer & Weiss, P.C.
27777 Franklin Road, Suite 2500
Southfield, Michigan 48034
(248) 351-3000
(248) 351-3082 (fax)
     Approximate date of commencement of proposed sale to the public: N/A
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

SIGNATURES

DEREGISTRATION OF SECURITIES
     Origen Financial, Inc., a Delaware corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-127931) of Registrant filed with the U.S. Securities and Exchange Commission on August 29, 2005 (the “Registration Statement”) to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder. The Registration Statement was declared effective by the U.S. Securities and Exchange Commission on September 13, 2005. All securities which remain unsold under the Registration Statement are hereby deregistered as of the date hereof. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Origen Financial, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on this 30th day of December, 2008.

ORIGEN FINANCIAL, INC. (registrant)
By:	/s/ Ronald A. Klein
Ronald A. Klein, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald A. Klein Ronald A. Klein	Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2008

/s/ W. Anderson Geater, Jr. W. Anderson Geater, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2008

/s/ Paul A. Halpern Paul A. Halpern	Director	December 30, 2008

/s/ Gary A. Shiffman Gary A. Shiffman	Director	December 30, 2008

/s/ Richard Rogel Richard Rogel	Director	December 30, 2008

/s/ Robert S. Sher Robert S. Sher	Director	December 30, 2008

/s/ Michael J. Wechsler Michael J. Wechsler	Director	December 30, 2008

/s/ Jonathan S. Aaron Jonathan S. Aaron	Director	December 30, 2008